Exhibit 99.1

Contact: Rachel Webb Senior Vice President, Investor Relations rachel.webb@jackinthebox.com 858.522.4556

Jack in the Box Inc. Reports Third Quarter 2026 Earnings
Jack in the Box same-store sales of (1.1%)
Diluted EPS from continuing operations of $1.08 and Operating EPS of $0.96

SAN DIEGO, Calif. August 12, 2026 – Jack in the Box Inc. (NASDAQ: JACK) announced financial results for the third quarter ended July 5, 2026.
“During my first months as interim CEO, I've spent significant time listening to our franchisees, meeting with our teams, and gaining a deeper understanding of the Jack in the Box business. With our refinancing now complete, we're fully focused on improving restaurant performance and executing against the priorities that will create the greatest long-term value. While we have more work ahead, I'm increasingly confident that our path forward is becoming clearer to strengthen franchisee profitability, improve execution, and build a stronger foundation for sustainable growth,” said Mark King, Interim Chief Executive Officer of Jack in the Box Inc.
Jack in the Box Performance
Same-store sales declined 1.1% in the third quarter, comprised of franchise same-store sales decline of 1.2% and company-owned same-store sales decline of 0.9%. Sales performance resulted primarily from a decline in transactions, partially offset by an increase in price. Systemwide sales for the third quarter decreased 1.4%.
Restaurant-Level Margin(1), a non-GAAP measure, was $17.0 million, or 17.6%, compared to $16.9 million, or 17.9%, a year ago driven primarily by commodity cost inflation and a change in the mix of restaurants, partially offset by increased price.
Franchise-Level Margin(1), a non-GAAP measure, was $60.3 million, or 37.4%, a decrease from $66.2 million, or 39.3%, a year ago. The decrease was primarily due to lower sales driving lower rent and royalty revenue and a decrease in the number of restaurants as part of the 'JACK on Track' closure program. Bad debt expense was also higher versus the prior year quarter.
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Jack in the Box Inc.

Jack in the Box restaurant count decreased in the third quarter, with 4 restaurant openings and 17 restaurant closures.

Jack in the Box Same-Store Sales:	12 Weeks Ended
	July 5, 2026	July 6, 2025
Company	(0.9%)	(6.4%)
Franchise	(1.2%)	(7.2%)
System	(1.1%)	(7.1%)

Jack in the Box Restaurant Counts:

	2026			2025
	Company	Franchise	Total	Company	Franchise	Total
Restaurant count at Q2	149	1,979	2,128	146	2,037	2,183
New	—	4	4	1	5	6
Closed	—	(17)	(17)	(5)	(16)	(21)
Restaurant count at end of Q3	149	1,966	2,115	142	2,026	2,168
QTD Net Restaurant Change	—	(13)	(13)
QTD Net Restaurant Change %	—%	(0.7)%	(0.6)%

Total revenues decreased 1.8% to $257.7 million, compared to $262.4 million in the prior year quarter. The lower revenue is primarily the result of same-store sales declines, as well as a lower number of restaurants.
The SG&A expense for the third quarter was $17.0 million, a decrease of $3.5 million compared to the prior year quarter. The decrease was due primarily to lower legal costs due to a litigation reversal and lower stock compensation due to forfeitures, partially offset by the fluctuation of $4.2 million in the cash surrender value of our COLI policies, as well as higher incentive compensation in the quarter. When excluding net COLI gains, G&A was 1.4% of systemwide sales.
Other operating income, net for the third quarter was $3.1 million, a change of $7.6 million compared to other operating expense, net of $4.5 million in the prior year quarter. The change was primarily due to an increase in gains on the sale of real estate.
Net earnings from continuing operations was $21.0 million for the third quarter of fiscal 2026. This is compared with net earnings from continuing operations of $22.8 million for the third quarter of the prior year.
Adjusted EBITDA(3), a non-GAAP measure, was $61.2 million in the third quarter of fiscal 2026 compared with $57.1 million for the prior year quarter.
The income tax provision reflects an effective tax rate of 36.9% in the third quarter of 2026 as
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Jack in the Box Inc.

compared to 20.9% in the prior year. The major components of the year-over-year increase in tax rate were additional tax expense from the establishment of valuation allowance on interest deduction limitations in the current year and non-deductible component of share-based compensation, while the prior year’s effective tax rate included additional tax benefit from non-taxable gains from the market performance of insurance products used to fund certain non-qualified retirement plans. The non-GAAP operating EPS tax rate for the third quarter of 2026 was 35.7%, which differed from the effective tax rate as it is without the impacts of the nondeductible component of share-based compensation.
Third quarter diluted earnings per share from continuing operations was $1.08 in 2026, compared to $1.19 in the prior year quarter. Operating Earnings Per Share(2), a non-GAAP measure, was $0.96 in the third quarter of fiscal 2026 compared with $1.04 in the prior year quarter.
(1) Restaurant-Level Margin and Franchise-Level Margin are non-GAAP measures. These non-GAAP measures are reconciled to earnings (loss) from operations, the most comparable GAAP measure, in the attachment to this release. See "Reconciliation of Non-GAAP Measurements to GAAP Results."
(2) Operating Earnings Per Share represents the diluted earnings per share on a GAAP basis, excluding certain adjustments. See "Reconciliation of Non-GAAP Measurements to GAAP Results." Operating earnings per share may not add due to rounding.
(3) Adjusted EBITDA represents net earnings on a GAAP basis excluding certain adjustments. See "Reconciliation of Non-GAAP Measurements to GAAP Results."

Del Taco Discontinued Operations
In October 2025, the Company entered into a definitive agreement to sell Del Taco Holdings Inc. (“Del Taco”) to Yadav Enterprises, Inc., a California corporation and Anil Yadav, which was completed on December 22, 2025. As a result of the sale, operating results for Del Taco are included in discontinued operations for all periods presented. There were losses from discontinued operations, net of taxes of $0.9 million for the third quarter of 2026, compared with losses from discontinued operations, net of taxes of $0.8 million in the prior year quarter.

Capital Allocation
During the third quarter, the Company prepaid $110.0 million of its existing Series 2019-1 Class A-2-II Notes. The repayment was made using proceeds from withdrawing excess COLI funding as well as cash on hand. Additionally, during the third quarter, the Company completed the financing of $500 million of 2026-1 Class A-2 Notes, which have an anticipated repayment date of May 2031. As part of the refinancing transaction, the Company fully paid down the remainder of its 2019-1 Class A-2-II Notes which had an anticipated repayment date of August 2026, and also partially paid down its 2022-1 Class A-2-I Notes which have an anticipated repayment date of February 2027.
The Company did not repurchase any shares of our common stock in the third quarter. As of the end of the third quarter, there was $175.0 million remaining under the Board-authorized stock buyback program.
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Jack in the Box Inc.

Guidance Updates
The Company updated its guidance. The below reflects updated expectations for the fiscal year ending September 27, 2026.
•Jack in the Box Restaurant Count of approximately 2,100
◦This includes approximately 25 new restaurant openings and approximately 50 to 60 closures, most of which will be franchise restaurants.
•Company-Owned Restaurant Level Margin of approximately 16.5%
◦This includes mid-single-digit commodity inflation and low-single-digit wage inflation.
•Franchise Level Margin of approximately $265 million
◦As the Company continues to execute its “JACK on Track” plan, which includes a block closure program and selling real estate, both of which influence Franchise Level Margin, visibility into timing is limited.
•SG&A of $112 to $115 million
◦G&A, excluding selling and advertising and COLI, is expected to be approximately 2.3% of systemwide sales.
•Adjusted EBITDA of $225 to $230 million

The below guidance remains unchanged for the company's expectations for fiscal year ending September 27, 2026.
•Low Single Digit Same-Store Sales Decline vs. Fiscal Year 2025
•Depreciation and Amortization of $45 to $50 million
•Capital Expenditures of $45 to $55 million, prioritizing sales-driving investments in technology
•As previously mentioned, the Company has discontinued its dividend and share repurchase program.
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Jack in the Box Inc.

Conference Call
The Company will host a conference call for analysts and investors on Wednesday, August 12, 2026, beginning at 2:00 p.m. PT (5:00 p.m. ET). The call will be webcast live via the Investors section of the Jack in the Box company website at http://investors.jackinthebox.com. A replay of the call will be available through the Jack in the Box Inc. corporate website for 21 days. The call can be accessed via phone by dialing (888) 596-4144 and using ID 7573961.
About Jack in the Box Inc.
Jack in the Box Inc. (NASDAQ: JACK), founded and headquartered in San Diego, California, is a restaurant company that operates and franchises Jack in the Box®, one of the nation's largest hamburger chains with 2,115 restaurants across 25 states, Mexico and Guam. For more information, including franchising opportunities, visit www.jackinthebox.com.
Category: Earnings

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “goals,” “guidance,” “intend,” “plan,” “project,” “may,” “will,” “would” and similar expressions. These statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate. These estimates and assumptions involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. Factors that may cause our actual results to differ materially from any forward-looking statements include, but are not limited to: the success of new products, marketing initiatives and restaurant remodels and drive-thru enhancements; the impact of competition, unemployment, trends in consumer spending patterns and commodity costs; the Company’s ability to achieve and manage its planned growth, which is affected by the availability of a sufficient number of suitable new restaurant sites, the performance of new restaurants, risks relating to expansion into new markets and successful franchise development; the ability to attract, train and retain top-performing personnel, litigation risks; risks associated with disagreements with franchisees; supply chain disruption; food-safety incidents or negative publicity impacting the reputation of the Company's brand; increased regulatory and legal complexities, risks associated with the amount and terms of the securitized debt issued by certain of our wholly owned subsidiaries; stock market volatility. These and other factors are discussed in the Company’s annual report on Form 10-K and its periodic reports on Form 10-Q filed with the Securities and Exchange Commission, which are available online at http://investors.jackinthebox.com or in hard copy upon request. The Company undertakes no obligation to update or revise any forward-looking statement, whether as the result of new information or otherwise.
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Jack in the Box Inc.

JACK IN THE BOX INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (LOSS)
(In thousands, except per share data)
(Unaudited)

	12 Weeks Ended		40 Weeks Ended
	July 5, 2026	July 6, 2025	July 5, 2026	July 6, 2025
Revenues:
Company restaurant sales	$96,268	$94,112	$322,871	$322,962
Franchise rental revenues	73,017	76,538	242,526	260,254
Franchise royalties and other	43,081	44,604	144,996	153,973
Franchise contributions for advertising and other services	45,291	47,147	151,045	162,007
	257,657	262,401	861,438	899,196
Operating costs and expenses, net:
Food and packaging	28,246	26,949	94,866	88,076
Payroll and employee benefits	32,410	32,465	112,670	109,171
Occupancy and other	18,621	17,840	61,527	59,184
Franchise occupancy expenses	49,694	50,829	166,043	169,898
Franchise support and other costs	4,242	3,314	11,423	9,813
Franchise advertising and other services expenses	47,108	47,994	156,201	165,015
Selling, general and administrative expenses	17,041	20,577	80,480	89,954
Depreciation and amortization	10,478	8,671	35,068	29,197
Pre-opening costs	88	866	293	2,922
Other operating (income) expense, net	(3,062)	4,531	7,991	8,838
Gains on the sale of company-operated restaurants	(6)	—	(27)	—
	204,860	214,036	726,535	732,068
Earnings from operations	52,797	48,365	134,903	167,128
Other pension and post-retirement expenses, net	1,262	1,342	4,209	4,472
Interest expense, net	18,176	18,135	58,729	60,866
Earnings before income taxes	33,359	28,888	71,965	101,790
Income tax expense	12,318	6,049	23,994	27,256
Earnings from continuing operations	21,041	22,839	47,971	74,534
Losses from discontinued operations, net of taxes	(919)	(812)	(20,062)	(161,049)
Net earnings (loss)	$20,122	$22,027	$27,909	$(86,515)

Net earnings (loss) per share - basic:
Earnings from continuing operations	$1.09	$1.20	$2.49	$3.91
Losses from discontinued operations	(0.05)	(0.04)	(1.04)	(8.45)
Net earnings (loss) per share (1)	$1.04	$1.16	$1.45	$(4.54)
Net earnings (loss) per share - diluted:
Earnings from continuing operations	$1.08	$1.19	$2.48	$3.89
Losses from discontinued operations	(0.05)	(0.04)	(1.04)	(8.40)
Net earnings (loss) per share (1)	$1.03	$1.15	$1.44	$(4.51)

Weighted-average shares outstanding:
Basic	19,330	19,061	19,230	19,051
Diluted	19,459	19,152	19,340	19,183

Dividends declared per common share	$—	$—	$—	$0.88
____________________
(1)Earnings (loss) per share may not add due to rounding.
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Jack in the Box Inc.

JACK IN THE BOX INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	July 5, 2026	September 28, 2025
ASSETS
Current assets:
Cash	$46,318	$45,766
Restricted cash	25,453	30,282
Accounts and other receivables, net	106,672	73,744
Inventories	2,343	2,346
Prepaid expenses	8,492	13,604
Current assets held for sale	14,501	46,042
Other current assets	10,065	8,588
Total current assets	213,844	220,372
Property and equipment:
Property and equipment, at cost	1,163,804	1,150,490
Less accumulated depreciation and amortization	(832,844)	(806,873)
Property and equipment, net	330,960	343,617
Other assets:
Operating lease right-of-use assets	980,279	1,005,024
Goodwill	136,026	136,026
Deferred tax assets	45,337	61,501
Non-current assets held for sale	—	574,967
Other assets, net	194,583	251,914
Total other assets	1,356,225	2,029,432
	$1,901,029	$2,593,421
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current maturities of long-term debt	$44,160	$29,458
Current operating lease liabilities	134,300	138,199
Accounts payable	50,800	56,349
Accrued liabilities	139,934	142,478
Current liabilities held for sale	—	64,139
Total current liabilities	369,194	430,623
Long-term liabilities:
Long-term debt, net of current maturities	1,428,667	1,674,235
Long-term operating lease liabilities, net of current portion	874,494	907,910
Non-current liabilities held for sale	—	377,445
Other long-term liabilities	129,960	141,479
Total long-term liabilities	2,433,121	3,101,069
Stockholders’ deficit:
Preferred stock $0.01 par value, 15,000,000 shares authorized, none issued	—	—
Common stock $0.01 par value, 175,000,000 shares authorized, 83,271,915 and 83,012,784 issued and outstanding, respectively	833	830
Capital in excess of par value	549,924	542,177
Retained earnings	1,797,114	1,769,205
Accumulated other comprehensive loss	(48,532)	(49,858)
Treasury stock, at cost, 64,120,270 shares, respectively	(3,200,625)	(3,200,625)
Total stockholders’ deficit	(901,286)	(938,271)
	$1,901,029	$2,593,421

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Jack in the Box Inc.

JACK IN THE BOX INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands) (Unaudited)

	Year-to-date
	July 5, 2026	July 6, 2025
Cash flows from operating activities:
Net earnings (loss)	$27,909	$(86,515)
Losses from discontinued operations	(20,062)	(161,049)
Earnings from continuing operations	47,971	74,534
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	35,068	29,197
Amortization of franchise tenant improvement allowances and incentives	4,729	4,779
Deferred finance cost amortization	3,469	3,668
Loss on extinguishment of debt	1,306	—
Tax deficiency from share-based compensation arrangements	2,148	1,483
Deferred income taxes	21,653	(7,149)
Share-based compensation expense	7,825	6,812
Pension and post-retirement expense	4,209	4,472
Gains on cash surrender value of company-owned life insurance	(7,014)	(5,731)
Gains on the sale of company-operated restaurants	(27)	—
(Gains) losses on the disposition of property and equipment, net	(17,405)	748
Impairment charges and other	2,950	1,427
Changes in assets and liabilities:
Accounts and other receivables	(18,810)	(4,188)
Prepaid expenses and other current assets	9,333	(11,628)
Operating lease right-of-use assets and lease liabilities	(12,981)	(13,698)
Accounts payable	661	(5,214)
Accrued liabilities	(742)	19,708
Pension and post-retirement contributions	(5,036)	(5,370)
Franchise tenant improvement allowance and incentive disbursements	(23,320)	(4,670)
Other	566	28,967
Net cash flows provided by operating activities	56,553	118,147
Cash flows from investing activities:
Purchases of property and equipment	(44,102)	(60,271)
Purchases of assets intended for sale or leaseback	—	(5,724)
Proceeds from the sale of property and equipment	26,681	15,108
Proceeds from the sale and leaseback of assets	3,616	—
Proceeds from the sale of company-operated restaurants	47	—
COLI distribution proceeds	80,416	—
Other	2,800	3,303
Net cash flows provided by (used in) investing activities	69,458	(47,584)
Cash flows from financing activities:
Borrowings on revolving credit facilities	39,000	—
Repayments of borrowings on revolving credit facilities	—	(6,000)
Proceeds from the issuance of debt	500,000	—
Principal repayments on debt	(762,619)	(22,376)
Payment of debt issuance costs	(13,065)	—
Dividends paid on common stock	—	(16,614)
Proceeds from issuance of common stock	3	2
Repurchases of common stock	—	(4,999)
Payroll tax payments for equity award issuances	(1,300)	(2,482)
Net cash flows used in financing activities	(237,981)	(52,469)
Net cash flows (used in) provided by continuing operations	(111,970)	18,094
Net cash (used in) provided by operating activities of discontinued operations	(16,048)	10,479
Net cash provided by (used in) investing activities of discontinued operations	118,014	(14,606)
Net cash used in financing activities of discontinued operations	(38)	(23)
Net cash provided by (used in) discontinued operations	101,928	(4,150)
Cash and restricted cash at beginning of period, including discontinued operations cash	81,813	54,167
Cash and restricted cash at end of period, including discontinued operations cash	$71,771	$68,111
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Jack in the Box Inc.

JACK IN THE BOX INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (LOSS) DATA
(Unaudited)
The following table presents certain income and expense items included in our condensed consolidated statements of earnings (loss) as a percentage of total revenues, unless otherwise indicated. Percentages may not add due to rounding.

	12 Weeks Ended		40 Weeks Ended
	July 5, 2026	July 6, 2025	July 5, 2026	July 6, 2025
Revenues:
Company restaurant sales	37.4%	35.9%	37.5%	35.9%
Franchise rental revenues	28.3%	29.2%	28.2%	28.9%
Franchise royalties and other	16.7%	17.0%	16.8%	17.1%
Franchise contributions for advertising and other services	17.6%	18.0%	17.5%	18.0%
	100.0%	100.0%	100.0%	100.0%
Operating costs and expenses, net:
Food and packaging (1)	29.3%	28.6%	29.4%	27.3%
Payroll and employee benefits (1)	33.7%	34.5%	34.9%	33.8%
Occupancy and other (1)	19.3%	19.0%	19.1%	18.3%
Franchise occupancy expenses (2)	68.1%	66.4%	68.5%	65.3%
Franchise support and other costs (3)	9.8%	7.4%	7.9%	6.4%
Franchise advertising and other services expenses (4)	104.0%	101.8%	103.4%	101.9%
Selling, general and administrative expenses	6.6%	7.8%	9.3%	10.0%
Depreciation and amortization	4.1%	3.3%	4.1%	3.2%
Pre-opening costs	0.0%	0.3%	0.0%	0.3%
Other operating (income) expense, net	(1.2)%	1.7%	0.9%	1.0%
Gains on the sale of company-operated restaurants	(0.0)%	—%	(0.0)%	—%
Earnings from continuing operations	20.5%	18.4%	15.7%	18.6%
Income tax rate (5)	36.9%	20.9%	33.3%	26.8%
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(1)As a percentage of company restaurant sales.
(2)As a percentage of franchise rental revenues.
(3)As a percentage of franchise royalties and other.
(4)As a percentage of franchise contributions for advertising and other services.
(5)As a percentage of earnings (loss) from operations and before income taxes.

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Jack in the Box Inc.

Jack in the Box systemwide sales (in thousands):	12 Weeks Ended		40 Weeks Ended
	July 5, 2026	July 6, 2025	July 5, 2026	July 6, 2025
Company-operated restaurant sales	$96,268	$94,112	$322,871	$322,962
Franchised restaurant sales (1)	847,842	863,706	2,814,432	2,961,662
Systemwide sales (1)	$944,110	$957,818	$3,137,303	$3,284,624
____________________
(1)Franchised restaurant sales represent sales at franchised restaurants and are revenues of our franchisees. Systemwide sales include company and franchised restaurant sales. We do not record franchised sales as revenues; however, our royalty revenues, marketing fees and percentage rent revenues are calculated based on a percentage of franchised sales. We believe franchised and systemwide restaurant sales information is useful to investors as they have a direct effect on the company's profitability.
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Jack in the Box Inc.

JACK IN THE BOX INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASUREMENTS TO GAAP RESULTS
(Unaudited)

To supplement the condensed consolidated financial statements, which are presented in accordance with GAAP, the Company uses the following non-GAAP measures: Adjusted Net Income, Operating Earnings Per Share, Adjusted EBITDA, Restaurant-Level Margin and Franchise-Level Margin. Management believes that these measurements, when viewed with the Company's results of operations in accordance with GAAP and the accompanying reconciliations in the tables below, provide useful information about operating performance and period-over-period changes, and provide additional information that is useful for evaluating the operating performance of the Company's core business without regard to potential distortions.
Operating Earnings Per Share
Operating Earnings Per Share represents diluted earnings per share from continuing operations on a GAAP basis excluding restructuring, integration and other, net COLI gains, pension and post-retirement benefit costs, impairment charges, gains on the sale of company-operated restaurants, gains on the sale of real estate to franchisees, excess tax shortfall from share-based compensation arrangements, loss on extinguishment of debt and other tax-related impacts.
Operating Earnings Per Share should be considered as a supplement to, not as a substitute for, analysis of results as reported under U.S. GAAP or other similarly titled measures of other companies. Management believes Operating Earnings Per Share provides investors with a meaningful supplement of the Company’s operating performance and period-over-period changes without regard to potential distortions.
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Jack in the Box Inc.

Below is a reconciliation of Non-GAAP Adjusted Net Income to the most directly comparable GAAP measure of net income. Also below is a reconciliation of Non-GAAP Operating Earnings Per Share to the most directly comparable GAAP measure, diluted earnings per share from continuing operations:

	12 Weeks Ended
	July 5, 2026	July 6, 2025
Net earnings from continuing operations, as reported	$21,041	$22,839
Restructuring, integration and other (1)	4,538	1,995
Net COLI gains (2)	(1,902)	(6,062)
Pension and post-retirement benefit costs (3)	1,262	1,342
Impairment charges	—	744
Gains on the sale of company-operated restaurants	(6)	—
Gains on the sale of real estate to franchisees (4)	(9,491)	—
Excess tax shortfall from share-based compensation arrangements	590	48
Loss on extinguishment of debt (5)	1,306	—
Tax impact of adjustments (6)	1,337	(1,027)
Non-GAAP Adjusted Net Income	$18,675	$19,879

Diluted weighted-average shares outstanding	19,459	19,152

Diluted earnings per share from continuing operations – GAAP	$1.08	$1.19
Restructuring, integration and other (1)	0.23	0.10
Net COLI gains (2)	(0.10)	(0.32)
Pension and post-retirement benefit costs (3)	0.06	0.07
Impairment charges	—	0.04
Gains on the sale of company-operated restaurants	(0.00)	—
Gains on the sale of real estate to franchisees (4)	(0.49)	—
Excess tax shortfall from share-based compensation arrangements	0.03	0.00
Loss on extinguishment of debt (5)	0.07	—
Tax impact of adjustments (6)	0.07	(0.05)
Operating Earnings Per Share – non-GAAP (7)	$0.96	$1.04

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(1)Restructuring, integration and other reflects charges that are not part of our ongoing operations, including severance, proxy contest fees and other consulting fees for discrete project-based strategic initiatives that are not expected to recur in the foreseeable future.
(2)Net COLI gains reflect market-based adjustments on the company-owned life insurance policies, net of changes in our non-qualified deferred compensation obligation supported by these policies.
(3)Pension and post-retirement benefit costs relating to our two legacy defined benefit pension plans, as well as our two legacy post-retirement plans.
(4)Gains on the sale of real estate to franchisees are included in this reconciliation as the Company expects to have higher than normal sales of real estate in an effort to pay down debt.
(5)Loss on extinguishment of debt includes the write-off of the unamortized portion of debt issuance costs relating to the full paydown of the 2019-1 Class A-2-II Notes and a partial paydown of the 2022-1 Class A-2-I Notes.
(6)Tax impacts are calculated based on the non-GAAP Operating EPS tax rate of 35.7% in the current quarter and 26.1% in the prior year quarter.
(7)Operating Earnings Per Share may not add due to rounding.
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Jack in the Box Inc.

Adjusted EBITDA

Adjusted EBITDA represents net earnings from continuing operations on a GAAP basis excluding income taxes, interest expense, net, gains on the sale of company-operated restaurants, other operating (income) expenses, net, depreciation and amortization, amortization of cloud computing costs, amortization of favorable and unfavorable leases and subleases, net, amortization of franchise tenant improvement allowances and other, net COLI gains, and pension and post-retirement benefit costs.
Adjusted EBITDA should be considered as a supplement to, not as a substitute for, analysis of results as reported under U.S. GAAP or other similarly titled measures of other companies. Management believes Adjusted EBITDA is useful to investors to gain an understanding of the factors and trends affecting the Company's ongoing cash earnings, from which capital investments are made and debt is serviced.
Below is a reconciliation of non-GAAP Adjusted EBITDA to the most directly comparable GAAP measure, net earnings from continuing operations (in thousands):

	12 Weeks Ended
	July 5, 2026	July 6, 2025
Net earnings from continuing operations, as reported	$21,041	$22,839
Income taxes	12,318	6,049
Interest expense, net	18,176	18,135
Gains on the sale of company-operated restaurants	(6)	—
Other operating (income) expenses, net (1)	(3,062)	4,531
Depreciation and amortization	10,478	8,671
Amortization of cloud-computing costs (2)	406	238
Amortization of favorable and unfavorable leases and subleases, net (3)	(7)	(7)
Amortization of franchise tenant improvement allowances and other	2,499	1,411
Net COLI gains (4)	(1,902)	(6,062)
Pension and post-retirement benefit costs (5)	1,262	1,342
Adjusted EBITDA – non-GAAP	$61,203	$57,147
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(1)Other operating (income) expense, net includes: restructuring, integration and other; costs of closed restaurants; impairment charges; accelerated depreciation and gains/losses on disposition of property and equipment, net.
(2)Amortization of cloud computing costs includes the amounts for the non-cash amortization of capitalized implementation costs related to cloud-based software arrangements that are included within selling, general and administrative expenses.
(3)Amortization of favorable and unfavorable leases and subleases, net, which is not already included in the other operating (income) expense, net, noted above.
(4)Net COLI gains reflect market-based adjustments on the company-owned life insurance policies, net of changes in our non-qualified deferred compensation obligation supported by these policies.
(5)Pension and post-retirement benefit costs relating to our two legacy defined benefit pension plans, as well as the two legacy post-retirement plans.
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Jack in the Box Inc.

Restaurant-Level Margin
Restaurant-Level Margin is defined as company restaurant sales less restaurant operating costs (food and packaging, labor, and occupancy costs) and is neither required by, nor presented in accordance with GAAP. Restaurant-Level Margin excludes revenues and expenses of our franchise operations and selling, general, and administrative expenses. Certain other costs are also excluded, such as depreciation and amortization, pre-opening costs, other operating (income) expenses, net, and gains on the sale of company-operated restaurants. As such, Restaurant-Level Margin is not indicative of the overall results of the Company and does not accrue directly to the benefit of shareholders because of the exclusion of corporate-level expenses. Restaurant-Level Margin should be considered as a supplement to, not as a substitute for, analysis of results as reported under GAAP or other similarly titled measures of other companies. The Company is presenting Restaurant-Level Margin because it believes that it provides a meaningful supplement to net earnings of the company's core business operating results, as well as a comparison to those of other similar companies. Management utilizes Restaurant-Level Margin as a key performance indicator to evaluate the profitability of company-operated restaurants. Below is a reconciliation of non-GAAP Restaurant-Level Margin to the most directly comparable GAAP measure, earnings from continuing operations (in thousands):

	12 Weeks Ended
	July 5, 2026	July 6, 2025
Earnings from operations - GAAP	$52,797	$48,365
Franchise rental revenues	(73,017)	(76,538)
Franchise royalties and other	(43,081)	(44,604)
Franchise contributions for advertising and other services	(45,291)	(47,147)
Franchise occupancy expenses	49,694	50,829
Franchise support and other costs	4,242	3,314
Franchise advertising and other services expenses	47,108	47,994
Selling, general and administrative expenses	17,041	20,577
Depreciation and amortization	10,478	8,671
Pre-opening costs	88	866
Other operating (income) expense, net	(3,062)	4,531
Gains on the sale of company-operated restaurants	(6)	—
Restaurant-Level Margin - Non-GAAP	$16,991	$16,858

Company restaurant sales	$96,268	$94,112

Restaurant-Level Margin % - Non-GAAP	17.6%	17.9%

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Jack in the Box Inc.

Franchise-Level Margin
Franchise-Level Margin is defined as franchise revenues less franchise operating costs (occupancy expenses, advertising contributions, and franchise support and other costs) and is neither required by, nor presented in accordance with GAAP. Franchise-Level Margin excludes revenue and expenses of our company-operated restaurants and selling, general, and administrative expenses. Certain other costs are also excluded, such as depreciation and amortization, pre-opening, other operating (income) expenses, net, and gains on the sale of company-operated restaurants. As such, Franchise-Level Margin is not indicative of the overall results of the Company and does not accrue directly to the benefit of shareholders because of the exclusion of corporate-level expenses. Franchise-Level Margin should be considered as a supplement to, not as a substitute for, analysis of results as reported under GAAP or other similarly titled measures of other companies. The Company is presenting Franchise-Level Margin because it believes that it provides a meaningful supplement to net earnings of the Company's core business operating results, as well as a comparison to those of other similar companies. Management utilizes Franchise-Level Margin as a key performance indicator to evaluate the profitability of our franchise operations. Below is a reconciliation of non-GAAP Franchise-Level Margin to the most directly comparable GAAP measure, earnings from continuing operations (in thousands):

	12 Weeks Ended
	July 5, 2026	July 6, 2025
Earnings from operations - GAAP	$52,797	$48,365
Company restaurant sales	(96,268)	(94,112)
Food and packaging	28,246	26,949
Payroll and employee benefits	32,410	32,465
Occupancy and other	18,621	17,840
Selling, general and administrative expenses	17,041	20,577
Depreciation and amortization	10,478	8,671
Pre-opening costs	88	866
Other operating (income) expense, net	(3,062)	4,531
Gains on the sale of company-operated restaurants	(6)	—
Franchise-Level Margin - Non-GAAP	$60,345	$66,152

Franchise rental revenues	$73,017	$76,538
Franchise royalties and other	43,081	44,604
Franchise contributions for advertising and other services	45,291	47,147
Total franchise revenues	$161,389	$168,289

Franchise-Level Margin % - Non-GAAP	37.4%	39.3%

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